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                        [DURLAND & COMPANY LETTERHEAD]



The Board of Directors
Senior's Pooled Retirement Fund
Wilmington, Delaware

Gentlemen:

We hereby consent to the use of our report dated January 4, 1996 on the financial statements of the company and of the reference to our firm under the caption "Experts" in the prospectus included in the Registration Statement on Form N-2 being submitted to the Securities and Exchange Commission by the company.


                                          /s/ DURLAND & COMPANY, CPAs, PA
                                          ---------------------------------
                                              Durland & Company, CPAs, PA

Palm Beach, Florida
January 4, 1996